Exhibit 10.13 PRIVATE

                         FIRST AMENDMENT TO THE
                     USAIR GROUP, INC. NONEMPLOYEE
                    DIRECTOR DEFERRED STOCK UNIT PLAN


          WHEREAS, US Airways Group, Inc. (formerly known as USAir Group, Inc. and referred to herein as the "Company") maintains the USAir Group, Inc. Nonemployee Director Deferred Stock Unit Plan (the "Plan"); and

          WHEREAS, Section 7 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan from time to time, subject to the limitations therein, and

          WHEREAS, the Company desires to amend the Plan as provided herein.

          NOW, THEREFORE, the Plan is hereby amended as follows:

    1. The name of the Plan is hereby changed to the "US Airways Group, Inc. Nonemployee Director Deferred Stock Unit Plan", and all references in the Plan to "USAir Group, Inc." are hereby changed to "US Airways Group, Inc."

    2. Section 5(c) of the Plan is hereby amended by adding the following at the end thereof:

                 "Each Eligible Director whose termination of service as a director occurs (i) after such Eligible Director has been a member of the Board for at least five (5) years or (ii) due to his for her death or disability shall also receive, at the time of the lump sum payment pursuant to the first sentence of this Section 5(c) or at the time of each annual installment pursuant to the second sentence of this Section 5(c), an additional amount (the "Tax Liability Pay ment") such that the net amount of the Tax Liability Payment retained by the Eligible Director, after deduction of any federal, state and local income tax upon the Tax Liability Payment, shall be equal to the total federal, state and local income tax owed by the Eligible Director in respect of such lump sum payment or installment, as the case may be. For purposes of deter mining the amount of each Tax Liability Payment, the Eligible Director shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which such Tax Liability Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Eligible Director's residence on the date on which the Tax Liability Payment is made, net of the maxi mum reduction in federal income taxes which could be obtained from deduction of such state and local taxes."

                 This First Amendment shall be effective as of July 22,
1998,                    the date of its adoption by the Board.